As filed with the Securities and Exchange Commission on December 22, 1997
                                                Registration No. 333-___________


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933



                                 MICROAGE, INC.
             (Exact name of Registrant as specified in its charter)

         Delaware                                                86-0321346
(State or other jurisdiction                                  (I.R.S. Employer
     of incorporation)                                       Identification No.)

2400 South MicroAge Way, Tempe, Arizona,                          85252-1896
   (Address of Principal Executive Offices)                       (Zip Code)


                  MICROAGE, INC. 1997 LONG-TERM INCENTIVE PLAN
                            (Full title of the Plan)

James H. Domaz                                       Copy to:
Corporate Counsel                                    Matthew P. Feeney
MicroAge, Inc.                                       SNELL & WILMER
2400 South MicroAge Way                              One Arizona Center
Tempe, Arizona 85282-1896                            Phoenix, Arizona 85004-0001
                     (Name and address of agent for service)
(602) 804-2000
Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE





                                     Proposed        Proposed
    Title of                          Maximum         Maximum
   Securities          Amount        Offering        Aggregate       Amount of
      To Be            To Be          Price          Offering       Registration
   Registered        Registered     Per Share *       Price *           Fee
   ----------        ----------     -----------      ---------        -------
Common Stock          2,000,000      $14.125        $28,250,000      $8,333.75
($.01 par value
per share)


-------------------------

* Estimated solely for the purpose of calculating the amount of the registration fee, pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, on the basis of [the average of the high and low prices for shares of Common Stock on December 16, 1997.]

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


         The documents containing the information specified in Part I, Items 1 and 2, will be delivered to employees in accordance with Form S-8 and Securities Act Rule 428.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



Item 3.       Incorporation of Certain Documents by Reference.
              ------------------------------------------------

              The following documents have been filed by the Company with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 and are incorporated herein by reference:

              1. Annual Report on Form 10-K for the fiscal year ended November 3, 1996.

              2. Quarterly Report on Form 10-Q for the fiscal quarter ended February 2, 1997.

              3. Quarterly Report on Form 10-Q for the fiscal quarter ended May 4, 1997.

              4. Quarterly Report on Form 10-Q for the fiscal quarter ended August 3, 1997.

              5.     Form 8-K dated December 10, 1997.

              6. The description of the Company's Common Stock included in Registration Statements on Form 8-A dated June 12, 1987 (as amended on August 5, 1993, March 28, 1994, and December 30,
                     1994), February 24, 1989 (as amended on March 28, 1994 and December 30, 1994) and December 30, 1994.

              All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.       Description of Securities. Not applicable.
              --------------------------

Item 5.       Interests of Named Experts and Counsel. Not applicable.
              ---------------------------------------

Item 6.       Indemnification of Directors and Officers.
              ------------------------------------------

              Reference is made to Section 145 of the Delaware General Corporation Law (the "Delaware GCL"), as amended from time to time ("Section 145"), which provides for indemnification of directors and officers of a corporation in certain circumstances. Under Article IX of the registrant's Restated Certificate of Incorporation, as amended, the registrant shall, to the full extent permitted by
Section 145, indemnify all persons whom it may indemnify pursuant thereto. Additionally, Article IX provides, among other matters, that the right to indemnification is a contract right, that the registrant is expressly authorized to procure insurance, that advancement of expenses by the registrant is mandatory, (except as limited by law) and for certain procedural mechanisms for the benefit of indemnified parties.

              Article VII of the By-Laws of the registrant provides for indemnification of directors and officers of the registrant. The provisions of
Article VII, among other matters, require the registrant to indemnify certain persons to the fullest extent authorized by the Delaware GCL, as the same may now exist or may hereafter be amended (but, in the case of any such amendment only to the extent that such amendment permits the registrant to provide broader indemnification rights than such law permitted the registrant to provide prior to such amendment). Article VII provides that the right to indemnification is a contract right and makes advances of expenses incurred in defending a proceeding mandatory, provided that if required by the Delaware GCL, the person seeking such advances furnishes an undertaking to the registrant to repay all amounts so entitled to be indemnified. Article VII also expressly provides that any person claiming indemnification may sue the registrant for payment of amounts due, that the registrant in such case will have the burden of proving that the claimant has not met the standards of conduct which make it permissible to indemnify the person for the amount claimed under the Delaware GCL (except in the case of a claim for advancement of expenses, where the required undertaking, if any, has been tendered, in which case it shall not be a defense that the person has not met the applicable standards of conduct) and that neither the failure by the registrant to have made a determination that indemnification is proper, nor an actual determination by the registrant that the claimant has not met the applicable standard of conduct, is a defense to the action or creates a presumption that the claimant has not met the applicable standard of conduct.

              The registrant currently maintains directors' and officers' liability insurance to supplement the protection provided in the registrant's Restated Certificate of Incorporation, as amended, its By-Laws, and to fund certain payments that the registrant may be required to make under any such provisions. Such insurance is renewable annually and is subject to standard terms and conditions, including exclusions from coverage.

Item 7.       Exemption from Registration Claimed. Not applicable.
              ------------------------------------

Item 8.       Exhibits.
              ---------


              Exhibit No.     Description
              -----------     -----------

              5               Opinion of Snell & Wilmer.

              23.1            Consent of Price Waterhouse.

              23.2 Consent of Snell & Wilmer (included in the opinion filed as Exhibit 5).

              24              Power of Attorney (included in signature pages).

Item 9.       Undertakings.
              -------------

                  (a)      The undersigned Registrant hereby undertakes:

                            (1) To file,  during any  period in which  offers or
sales are being made, a post-effective amendment to this registration statement:

                            (i) To include  any  prospectus  required by Section
                     10(a)(3) of the Securities Act of 1933;

                            (ii) To  reflect  in the  prospectus  any  facts  or
                     events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i) and (ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                            (2)  That,  for  the  purpose  of  determining   any
liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                            (3)  To  remove  from  registration  by  means  of a
post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tempe, State of Arizona, on December 22, 1997.

                                        MICROAGE, INC.


                                        By:  /s/ Jeffrey D. McKeever
                                             -----------------------------
                                             Jeffrey D. McKeever
                                             Chairman of the Board
                                             and Chief Executive Officer

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated. Each person whose signature appears below hereby authorizes Jeffrey D. McKeever and James R. Daniel, and each of them, as attorneys-in-fact, to sign his or her name on his or her behalf, individually and in each capacity designated below, and to file any additional amendments, including post-effective amendments to this Registration Statement.

            Signature                                     Title                               Date
            ---------                                     -----                               ----
By:  /s/ Jeffrey D. McKeever               Director, Chairman of the Board,        December 22, 1997
     ---------------------------------     Chief Executive Officer
     Jeffrey D. McKeever                   (Principal Executive Officer)

By:  /s/ Alan P. Hald                      Secretary                               December 22, 1997
     ---------------------------------
     Alan P. Hald

By:  /s/ William H. Mallender              Director                                December 22, 1997
     ---------------------------------
     William H. Mallender

By:  /s/ Steven G. Mihaylo                 Director                                December 22, 1997
     ---------------------------------
     Steven G. Mihaylo

By:  /s/ Fred Israel                       Director                                December 22, 1997
     ---------------------------------
     Fred Israel

By:  /s/ Lynda M. Applegate                Director                                December 22, 1997
     ---------------------------------
     Lynda M. Applegate

By:  /s/ Roy A. Herberger, Jr.             Director                                December 22, 1997
     ---------------------------------
     Roy A. Herberger, Jr.

By:  /s/ James R. Daniel                   Senior Vice President and Chief         December 22, 1997
     ---------------------------------     Financial Officer and Treasurer
     James R. Daniel                       (Principal Financial Officer)

By:  /s/ Raymond L. Storck                 Vice President-Controller and           December 22, 1997
     --------------------------------      Assistant Treasurer (Principal
     Raymond L. Storck                     Accounting Officer)

                                INDEX TO EXHIBITS




                                                    Page in Sequential Numbering
                                                    Numbering System in Manually
                                                    Signed Original on Which
Exhibit No.       Description                       Exhibits May Be Found
-----------       -----------                       ----------------------------

 5                Opinion of Snell & Wilmer

23.1              Consent of Price Waterhouse

23.2              Consent of Snell & Wilmer         Included in Exhibit 5

24                Power of Attorney                 Included in signature page